-14-
PH03/223440.1
Exhibit 10.68

                           AGREEMENT


     THIS  AGREEMENT,  dated  as of  August  1   ,  1997  between
Players International, Inc. (together with its successors or assigns as permitted under this Agreement, the "Company"), and John Groom ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company considers it essential to the best interest of its stockholders to foster the continuous employment of key management personnel;

     WHEREAS, the Board (as hereinafter defined) of the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued
attention and dedication of certain members of the Company's management, including Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a "Change in Control" (as hereinafter defined) of the Company, although no such change is now contemplated; and

     WHEREAS, in order to induce Executive to remain in the employ of the Company and in consideration of Executive's undertakings set forth herein, the Company agrees that Executive shall receive the severance benefits set forth in this Agreement under the circumstances as described below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive (individually a "Party" and together the "Parties") agree as follows:

1.        Definitions.

          (a)    "Affiliate"  and  "Associate"  shall  have   the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) "Base Compensation" shall mean the Executive's annual base compensation payable by the Company.
          (c)  "Beneficial Owner" of  any securities shall mean:

               (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subparagraph (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) above) or disposing of any voting securities of the Company;

provided, however, that nothing in this Paragraph 1(b) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall mean (i) Executive is convicted of a felony involving moral turpitude; (ii) Executive uses alcohol or any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of his duties under the Agreement; (iii) Executive engages in the willful, unauthorized disclosure of Confidential Information, as defined in Paragraph l(g), concerning the Company or any Subsidiary, unless such disclosure was (A) believed in good faith by Executive to be appropriate in the course of properly carrying out his duties, or (B) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency; (iv) Executive, other than in the course of properly carrying out his duties as assigned by the Company, performs services for any other corporation or person that competes with the Company or any Subsidiary; (v) Executive, in carrying out his duties as assigned by the Company, engages in willful neglect or willful misconduct resulting, or reasonably likely to result, in either case, in material economic harm to the Company, unless such act, or failure to act, resulted from Executive's reasonable belief that such act or failure to act was in the best interests of the Company; or (vi) Executive is found disqualified or not suitable to hold a casino key employee license or other such license by a gaming authority in any jurisdiction where the Company operates a casino and Executive is required to be found qualified, suitable or licensed, as the case may be.

          (f) "Change in Control" shall mean the occurrence of any one of the following events, unless the Board determines, before the event or transaction occurs, that the event or transaction will not be a Change of Control for purposes of this Agreement. The Board shall determine whether a Change of Control shall be deemed to occur for purposes of this Agreement in its sole discretion, taking into account such facts and circumstances as it deems appropriate, including, without limitation, whether the event or transaction is likely to result in a change in the Company's management that will affect Executive's position. The Board's determination shall be binding on all persons for all purposes. An event or transaction may be considered a Change of Control under another plan or agreement of the Company without being considered a Change of Control for purposes of this Agreement. The events or transactions that may be considered a Change of Control are the following:

               (i) any Person (except the Griffin Group or its Affiliates and Associates, Company management as of the Effective Date and their Affiliates and Associates or the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the Voting Stock then outstanding; provided, however, that no "Change of Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Voting Stock then outstanding or to solicit proxies;

               (ii) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock outstanding immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Voting Stock;
               (iii) consummation of a complete liquidation or dissolution of the Company;
               (iv) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of the then outstanding shares of voting stock is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Voting Stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Voting Stock immediately prior to such sale or disposition;

               (v) individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (vi) a "change of control" as defined in the form of indenture governing any indebtedness of the Company shall have occurred.

          (g) "Confidential Information" shall include, but not be limited to, the Company's financial, real estate, marketing and promotional plans and strategies. Confidential Information does not include information that becomes available to the public other than through a breach of the Agreement on the part of Executive.

          (h)   "Disability"  shall  mean  if,  as  a  result  of
Executive's incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of Executive's duties with the Company for six consecutive months and within thirty days after written notice of termination is given Executive shall not have returned to the full-time performance of Executive's duties.

          (i) "Good Reason" shall mean, without Executive's express written consent and without Cause, the occurrence after a Change in Control of the Company, or within six months before a Change of Control, of any of the following:

               (i) The assignment to Executive of any duties inconsistent with Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect immediately prior to the date that is six months before the Change in Control of the Company;

               (ii) Executive's Base Compensation is decreased by the Company in other than an across-the-board salary adjustment of similarly situated executives, or his benefits under any material employee benefit plan or program of the Company or his incentive or equity opportunity under any material incentive or equity program of the Company is or are reduced, after taking into account the discretion of the Board to determine the level at which Executive participates in any performance compensation program, on a basis not shared in common with other senior executives of the Company as a group; or

               (iii)      The failure of the Company to obtain  a
satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 6 hereof;
provided that

               (iv) Executive's termination of employment for Good Reason must occur within 90 days after Executive learns of the occurrence of the event constituting Good Reason and during the term of the Agreement.

          (j)    "Person"   shall  mean  any  individual,   firm,
corporation, partnership or other entity.

          (k) "Subsidiary" shall mean any corporation in which the Company owns 50% or more of the Voting Stock or any other venture in which it owns 50% or more of the equity.

          (l) "Termination Upon a Change in Control" shall mean that following a Change in Control, or within six months prior to a Change in Control, and during the term of the Agreement, (i) the Company terminates Executive's employment without Cause or
(ii) Executive terminates his employment for Good Reason, as described in Subparagraph 3(a).

          (m) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. Term of Agreement. This Agreement shall commence on March 1, 1997 and shall continue in effect through December 31, 1998; provided that if a Change in Control of the Company occurs during the term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four months beyond the month in which such Change in Control occurs.

3.   Termination Upon a Change in Control.

          (a) If a Change in Control (as defined in Subparagraph 1(f)) of the Company shall have occurred, Executive shall be entitled to the benefits provided in Paragraph 4 hereof upon the subsequent termination of Executive's employment, or upon the termination of Executive's employment within six months prior to the Change of Control, if such termination occurs during the term of the Agreement and is (y) by the Company other than for Cause or (z) by Executive for Good Reason. Notwithstanding anything in this Agreement to the contrary, if Executive's employment terminates on account of Disability, Executive shall be entitled to receive disability benefits under any disability program maintained by the Company that covers Executive, and Executive shall not be considered to have terminated employment under this Agreement and shall not receive benefits pursuant to Paragraph 4 hereof.

          (b) Notice of Termination. Any purported termination of Executive's employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 14 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

4.   Compensation Payable in the Event of Termination.

          (a) In the event a Termination Upon a Change in Control occurs, Executive shall be entitled to receive promptly following the later of his termination of employment or the Change of Control:

               (i) unpaid Base Compensation earned or accrued through his date of termination and a lump-sum payment equal to the present value (computed by using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities ("Present Value")) of Executive's Base Compensation that would be due him for a period of 36 months following termination of his employment, determined on the basis of the average of the Base Compensation paid to Executive for the 36 months preceding his termination;

               (ii) a lump-sum payment equal to the Present Value of the aggregate performance bonus amounts he received, if any, for the period of 36 months preceding his termination;

               (iii)      any  performance or  special  incentive
bonus earned but not yet paid;

               (iv) reimbursement for reasonable out-of-pocket business expenses properly incurred but not yet reimbursed by the Company; and

               (v) any other compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company and the continuation of Executive's participation in all Employee Benefit Programs (as defined below) during the period for which Executive is to receive payments under clause (i) above (irrespective of the fact that such payments are paid in a lump sum); provided, however, that in the event the Company is precluded from providing coverage under any such program by applicable law or regulation, it may choose to provide Executive with a payment equal to the cost of such coverage without regard to tax effect. "Employee Benefit Programs" shall mean those employee welfare benefit and retirement benefit plans and programs of the Company in which Executive participates immediately before Executive's termination of employment; provided, however, that the Company shall not be prohibited from amending or terminating any Employee Benefit Program as long as Executive continues to receive comparable levels of coverage in the aggregate during the payment period.

          (b) Notwithstanding the foregoing, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Company to reduce the payment to avoid or reduce the limitation of the Company's federal income tax deduction under Section 280G of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code. For purposes of this subparagraph (b), "present value" shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations to be made under this Paragraph 4(b) shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and. any supporting calculations both to the Company and Executive within ten days of the termination date. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. Executive shall in his sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Paragraph 4(b). Within five days after Executive's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement. All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Paragraph, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          (c) No Mitigation; No Offset. In the event of any termination of Executive's employment under the Agreement, he shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.



          (d) Nature of Payments. Any amounts due Executive under the Agreement in the event of any termination of his employment with the Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that may be suffered as a result of the termination of his employment, or both, and are not in the nature of a penalty.

5. Termination by the Company. Executive hereby acknowledges that, prior to the date that is six months before a Change of Control, Executive is an "at will" employee of the Company. Prior to the date that is six months before a Change of Control, Executive hereby acknowledges that the Company may terminate Executive's employment with the Company with or without Cause. If the Company terminates Executive's employment without Cause after the date that is six months before a Change in Control and prior to the expiration of this Agreement, Executive will be entitled to payments pursuant to Paragraphs 3 and 4 hereof.

6.   Successors, Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive terminates his employment voluntarily for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die after Executive's termination of employment under circumstances entitling Executive to benefits hereunder and while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devises, legates or other designee or, if there is no such designee, to Executive's estate.

7. Representation. The Company and Executive respectively represent and warrant to each other that, subject to any approval that may be necessary from any pertinent regulatory authority, each respectively is fully authorized and empowered to enter into the Agreement and that its or his entering into this Agreement and the performance of its or his respective obligations under the Agreement will not violate any agreement between the Company or Executive respectively and any other person, firm or organization or any law or governmental regulation.

8. Entire Agreement. The Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

9. Amendment or Waiver. The Agreement cannot be changed, modified or amended without the consent in writing of both Executive and the Company. No waiver by either Party at any time of any breach by the other Party of any condition or provision of the Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

10. Severability. In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

11. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

12.   Governing  Law.   The Agreement shall be  governed  by  and
construed and interpreted in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws.

13. Settlement of Disputes. In the event of any dispute under the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the Las Vegas, Nevada in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the
arbitration  and  the  Executive's  reasonable  legal  fees   and
expenses. Otherwise, each party shall bear his or its own expenses relating to the conduct of the arbitration (including attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

14. Notices. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

          If to the Company:

          Players International, Inc.
          1300 Atlantic Avenue
          Suite 800
          Atlantic City, NJ  08401
          Attention:  Chief Executive Officer

          If to Executive:

          John Groom

The heading of the paragraphs contained  in  the
Agreement  are  for  convenience  of  reference  only,   do   not
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

16. Counterparts. The Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first above.

                              Players International, Inc.


                              _________________________
                              By:  Howard A. Goldberg
                              Its:  Chief Executive Officer


                              _________________________
                              John Groom